EX-99.j.2 AUD CNSNT

                                                                [EXHIBIT (j)(2)]





                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Custodian; Counsel; Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated November 3, 2000 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of First American Investment Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 46 under the Securities Act of 1933 (Registration No. 33-16905) and Amendment No. 46 under the Investment Company Act of 1940 (Registration No. 811-5309).




                                                               Ernst & Young LLP


Minneapolis, Minnesota
December 27, 2000